EXHIBIT 99.2

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA,	Case No.

Plaintiff,

v.	JUDGE:

NORTHROP GRUMMAN CORPORATION	DECK TYPE: ANTITRUST

and	DATE:

TRW INC.,

Defendants.

STIPULATION AND ORDER

It is hereby STIPULATED by and between the undersigned parties, subject to approval and entry by the Court, that:

1. The Court has jurisdiction over the subject matter of this action and over each of the parties hereto, and venue of this action is proper in the United States District Court for the District of Columbia.

2. The parties stipulate that a Final Judgment in the form hereto attached may be filed with and entered by the Court, upon the motion of any party or upon the Court’s own motion, at any time after compliance with the requirements of the Antitrust Procedure and Penalties Act (15 U.S.C. § 16), and without further notice to any party or other proceedings, provided that the United States has not withdrawn its consent, which it may do at any time before the entry of the proposed Final Judgment by serving notice thereof on defendants and by filing that notice with the Court.

3. Defendants shall abide by and comply with the provisions of the proposed Final Judgment pending entry of the Final Judgment by the Court, or until expiration of time for all appeals of any Court ruling declining entry of the proposed Final Judgment, and shall, from the date of the signing of this Stipulation by the parties, comply with all the terms and provisions of the proposed Final Judgment as though they were in full force and effect as an order of the Court.

4. This Stipulation shall apply with equal force and effect to any amended proposed Final Judgment agreed upon in writing by the parties and submitted to the Court.

5 . If the United States has withdrawn its consent, as provided in paragraph 2 above, or if the proposed Final Judgment is not entered pursuant to this Stipulation, the time has expired for all appeals of any Court ruling declining entry of the proposed Final Judgment, and the Court has not otherwise ordered continued compliance with the terms and provisions of the proposed Final Judgment, then the parties are released from all further obligations under this Stipulation, and the, making of this Stipulation shall be without prejudice to any party in this or any other proceeding.

6. Defendants represent that the required actions set forth in Sections IV and V of the proposed Final Judgment can and will be implemented and followed and that the defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the provisions contained therein.

7. This Stipulation shall be effective only upon the closing of the Northrop Grumman/TRW transaction.

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Respectfully submitted,

FOR PLAINTIFF UNITED STATES OF AMERICA:	FOR DEFENDANT NORTHROP GRUMMAN CORPORATION:

/s/    J. ROBERT KRAMER II
J. Robert Kramer II
Pennsylvania Bar No. 23963
Chief, Litigation II Section
Antitrust Division
U.S. Department of Justice
1401 H Street, NW
Suite 3000
Washington, D.C. 20530
Telephone: (202) 307-0924
Fax: (202) 307-6283

Dated: 12/11/02

/s/    ROBERT E. NELSON
Robert E. Nelson
Corporate Vice President, Business Strategy
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067
Telephone: (310) 201-3493
Fax: (310) 201-3494

FOR DEFENDANT TRW Inc.:

/s/    WILLIAM B. LAWRENCE
William B. Lawrence
Ohio State Bar No. 0031971
Executive Vice President, General Counsel
and Secretary, TRW, Inc.
1900 Richmond Road
Cleveland, Ohio 44124
Telephone: (216) 291-7230
Fax: (216) 291-7872

ORDER

It is SO ORDERED, this 11th day of December 2002.

/s/    GLADYS KESSLER

United States District Court Judge

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA, Plaintiff, v. NORTHROP GRUMMAN CORPORATION and TRW INC., Defendants.	Civil No: Filed:

FINAL JUDGMENT

WHEREAS, plaintiff, United States of America, filed its Complaint in this action on December 11, 2002, and plaintiff and defendants, Northrop Grumman Corporation (“Northrop”) and TRW Inc. (“TRW”), by their respective attorneys, have consented to the entry of this Final Judgment without trial or adjudication of any issue of fact or law herein, and without this Final Judgment constituting any evidence against or an admission by any party with respect to any issue of fact or law herein; and

WHEREAS, defendants have agreed to be bound by the provisions of this Final Judgment pending its approval by the Court; and

WHEREAS, plaintiff requires defendants to agree to certain procedures for the purpose of remedying the loss of competition alleged in the Complaint; and

WHEREAS, defendants have represented to the United States that the procedures required below can and will be implemented and followed and that defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the provisions contained below.

NOW THEREFORE, before the taking of any testimony, and without trial or adjudication of any issue of fact or law herein, and upon consent of the parties hereto, it is ORDERED, ADJUDGED AND DECREED as follows:

I.    Jurisdiction

This Court has jurisdiction over each of the parties hereto and over the subject matter of this action. The Complaint states a claim upon which relief may be granted against defendants under Section 7 of the Clayton Act, as amended (15 U.S.C. § 18).

II.    Definitions

As used in this Final Judgment:

A.    “Northrop” means defendant Northrop Grumman Corporation, a Delaware corporation with its headquarters in Los Angeles, California, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and their directors, officers, managers, agents, and employees and, after consummation of the acquisition of TRW, all TRW businesses, subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and their directors, officers, managers, agents, and employees acquired by Northrop.

B.    “TRW” means defendant TRW Inc., an Ohio corporation with its headquarters in Cleveland, Ohio, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and their directors, officers, managers, agents, and employees.

C.    “Defendants” means, collectively or individually as the context requires, Northrop and/or TRW.

D.    “DoD” means the United States Department of Defense.

E.    “Secretary of Defense” means the United States Secretary of Defense, the Deputy Secretary of Defense, or the Secretary of Defense’s designee.

F.    “Secretary of the Air Force” means the United States Secretary of the Air Force or the Secretary of the Air Force’s designee.

G.    “Prime” or “Prime Contractor” means any entity engaged in the research, development, manufacture, sale and/or integration of Satellite Systems that sells or competes to sell Satellite Systems directly to the United States government.

H.    “Payload” means the assembly or assemblies on a Satellite that, using electro-optical technology, infrared technology, or radar technology, enable a Satellite to perform a specific mission. Payload also shall include, with the assembly or assemblies, all related components, software, interfaces, any other items within the assembly or assemblies that enable the Payload to perform its contemplated function, and all related technical data and information customarily provided by a Payload supplier to a Prime Contractor prior to entering into, or in the course of working pursuant to, a teaming agreement or contract. Data and information customarily provided includes the types of data and information provided by Northrop to its in-house Prime contract proposal team. Payload expressly excludes those payloads whose primary mission is communications.

I.    “Satellite” means an unmanned vehicle that is launched with a Payload for the purpose of collecting and/or transmitting data back to Earth and that is designed either to orbit the Earth or to travel away from the Earth.

J.    “Satellite Systems” means any Satellite and a system or series of systems designed, developed, or utilized in connection with the operation of a Satellite and corresponding subsystems and ground systems. Satellite Systems also shall include all information related to interfaces and any other defining parameters or specifications that enable the Payload to perform its contemplated function, and all related technical data and information, customarily provided by a Satellite Systems Prime Contractor to a Payload supplier prior to entering into, or in the course of working pursuant to, a teaming agreement or contract. Information and data customarily provided includes the types of information and data provided by Northrop to its in-house Payload proposal team.

K.    “Northrop Payload Business” means that portion of Northrop engaged in the research, development, manufacture, or sale of Payloads, excluding former TRW Payload entities.

L.    “Northrop Satellite Prime Business” means that portion of Northrop, or the TRW entity acquired by Northrop, that is engaged in the Satellite Systems integration business, including the research, development, manufacture, or sale of Satellite Systems or otherwise conducting business as a Satellite Systems integrator, and that performs contracts directly for the United States government.

M.    “United States Government Satellite Program” or “Program” means any Satellite program executed by the DoD, which includes the National Reconnaissance Office.

N.    “Discriminate” means to choose or advantage Northrop, or to reject or disadvantage a Northrop Prime or Payload competitor, in the procurement process for any reason other than the competitive merits; provided, however, that the determination of compliance or non-compliance with the non-discrimination provisions of this Final Judgment shall take into account that different firms will take different competitive approaches that may result in differences, individually and collectively, in price, schedule, quality, data, personnel, investment (including but not limited to, independent research and development), technology, innovations, design, and risk.

O.    The terms “and” and “or” have both conjunctive and disjunctive meanings.

P.    The terms “he” and “his” also include “she” and “her.”

III.    Applicability

This Final Judgment applies to Northrop and TRW, as defined above, and all other persons in active concert or participation with any of them who receive actual notice of this Final Judgment by personal service or otherwise.

IV.    Required Conduct

A.    When Northrop is the Prime Contractor for a United States Government Satellite Program, has the responsibility to select a Payload for the Satellite, and has the opportunity to select its own Payload, the following is required:

(1)  Northrop shall:

(a)  select the Payload on a competitive and non-discriminatory basis;

(b)  on a non-discriminatory basis, provide information, as set forth in Definition J, regarding Satellite Systems to its in-house Payload proposal teams and any bona fide Payload competitors;

(c)  make all personnel, resource allocation, and design decisions regarding Satellite Systems on a non-discriminatory basis; and

(d)  propose non-discriminatory Payload source selection criteria, obtain approval from the Compliance Officer (as defined in Section V, below) for such criteria before the Payload providers are formally solicited, and communicate the approved source selection criteria to all competing Payload suppliers. The Compliance Officer shall not unreasonably withhold approval of the selection criteria and shall approve or reject the selection criteria within ten (10) business days of receipt of the criteria. If the Compliance Officer does not approve of the source selection criteria proposed by Northrop, the Compliance Officer shall refer the matter to the Secretary of the Air Force, who shall have the sole discretion to set non-discriminatory source selection criteria to be used by Northrop. The Secretary of the Air Force shall approve or alter the source selection criteria within five (5) business days of the decision of the Compliance Officer.

(2)  When Northrop is the Prime Contractor for a United States Government Satellite Program, if it has decided to select a Northrop Payload, it shall seek the prior approval of the Compliance Officer and fully explain the reasons for the proposed source selection. The Compliance Officer shall review the proposed selection of Northrop, and shall approve or reject the selection within ten (10) business days of receiving the selection. If the Compliance Officer concludes that Northrop discriminated in its own favor, either in its Payload selection or the selection process, he shall refer the matter to the Secretary of the Air Force, who shall have the sole discretion to choose the Payload supplier. The Secretary of the Air Force shall approve or alter the selection within ten (10) business days of the decision of the Compliance Officer.

(3)  In the event Northrop notifies the Compliance Officer in writing that: (i) Northrop, as the Prime Contractor, elects not to use the Northrop Payload; or (ii) the Northrop Payload Business elects not to supply its Payload to the Northrop Satellite Prime Business, Northrop need not comply with the requirements of Section IV.A after such notice.

B.    When Northrop is a competitor (or, for potential future Programs, when Northrop has the capability to compete and has taken steps in anticipation of potentially competing) to be the Prime Contractor on a United States Government Satellite Program in which Northrop has the opportunity to select its own Payload, the following is required:

(1)  Northrop shall:

(a)  for each Program or potential future Program for which a Prime Contractor notifies Northrop that it potentially desires to have Northrop supply the Payload, supply such Prime Contractor its Payload in a manner that does not discriminate in favor of its in-house proposal team against any other Prime Contractor on any basis, including but not limited to, price, schedule, quality, data, personnel, investment (including but not limited to, independent research and development), technology, innovations, design, and risk;

(b)  for each Program or potential future Program for which a Prime Contractor notifies Northrop of a bona fide potential desire to have Northrop supply the Payload, negotiate in good faith with such Prime Contractor to enter into commercially reasonable nonexclusive teaming agreements and contracts for the purpose of bidding on Satellite competitions and similar activities; such agreements and contracts shall not discriminate in favor of its in-house proposal team against any other Prime Contractor on any basis, including but not limited to, price, schedule, quality, data, personnel, investment (including but not limited to, independent research and development), technology, innovations, design, and risk;

(c)  prior to entering into any such teaming agreements and contracts, provide to the Compliance Officer copies of such agreements for his approval. The Compliance Officer shall not unreasonably withhold approval of such agreements and contracts, and shall approve or reject the agreements and contracts within five (5) business days of receipt of the agreement or contract. If the Compliance Officer does not approve of the terms of an agreement or contract, the Compliance Officer shall refer the matter to the Secretary of the Air Force, and Northrop shall enter into teaming agreements and contracts on specific terms as required by the Secretary of the Air Force, in his sole discretion, such decision to be made within five (5) days of the decision of the Compliance Officer;

(d)  on a non-discriminatory basis, provide information, as set forth in Definition H, regarding its Payload to its in-house proposal team(s) and to any Prime Contractor that has notified Northrop of a bona fide potential desire to have Northrop supply its Payload or with which Northrop has teamed to supply its Payload; and

(e)  make all personnel, resource allocation, and design decisions regarding the Payload on a non-discriminatory basis between its in-house proposal team(s) and any Prime Contractor with which Northrop has teamed to supply its Payload.

(2)  If the Compliance Officer concludes that Northrop has discriminated in favor of its in-house proposal team, failed to negotiate a teaming agreement or contract in good faith, or refused to enter into a commercially reasonable teaming agreement or contract, the Compliance Officer shall refer the matter to the Secretary of the Air Force who shall have the sole discretion to decide with whom, and on what terms, Northrop enters into such teaming relationships, such decision to be made within five (5) business days of the decision of the Compliance Officer.

(3)  Notwithstanding any provisions of this Section IV.B, Northrop may refuse to supply a Payload to any Satellite Systems Prime if the number and/or burden of Satellite

Systems Primes seeking the benefit of this Section becomes unreasonably large. In such event, Northrop shall notify the Compliance Officer, who shall review the decision and make a recommendation to the Secretary of the Air Force within ten (10) business days. The Secretary of the Air Force shall have the sole discretion to decide with whom, and on what terms, Northrop enters into such teaming relationships, such decision to be made within ten (10) business days of the decision of the Compliance Officer.

(4)  In the event that Northrop notifies the Compliance Officer in writing that: (i) Northrop, as the Prime Contractor, elects not to use the Northrop Payload; or (ii) the Northrop Payload Business elects not to supply its Payload to the Northrop Satellite Prime Business; or (iii) Northrop elects not to compete at either the Prime or Payload level, Northrop need not comply with the requirements of Section IV.B after such notice.

C.    When the Northrop Payload Business enters into teaming agreements or contracts or similar intra-company arrangements that function as teaming agreements with the Northrop Satellite Prime Business or with any other potentially competing Prime Contractor for any Program or potential future Program, and the team engages in joint investment or development activity for that Program, the provisions in this Final Judgment requiring non-discriminatory behavior shall not require that Northrop disclose the products and/or other results of such joint investments or developments of one team to any other team for the Program or potential future Program.

D.    The provision of any information, technology, or product to any party pursuant to this Final Judgment shall be subject to appropriate confidentiality agreements on the treatment of competition-sensitive, national security-sensitive, ITAR-controlled, and/or proprietary information.

E.    No provision of this Final Judgment shall require Northrop to provide products, services, or technology to any party without commercially reasonable compensation.

F.    Northrop shall maintain the current TRW Space & Electronics Satellite Systems business “S&E Business” separate and apart from the Northrop Payload Business. To assure the above, Northrop:

(1)  shall establish a separately protected communications network for the S&E Business as distinct from the Northrop Payload Business;

(2)  shall maintain separate physical locations for each such business;

(3)  shall use commercially reasonable efforts to avoid transferring employees between the S&E Business and the Northrop Payload Business, and shall not transfer personnel, including employees and independent contractors, between the S&E Business and the Northrop Payload Business without first requiring such transferred personnel to acknowledge the restrictions of this Final Judgment as set forth herein. Records of such transfers, and copies of any such acknowledgments, shall be maintained during the term of this Final Judgment, and shall be available for inspection. Northrop shall notify the Compliance Officer of any such transfers;

(4)  shall not allow the S&E Business to provide, disclose, or otherwise make available to the Northrop Payload Business any non-public information of any Payload competitor. All non-public information that a Payload competitor provides to the S&E Business shall be used only in Northrop’s capacity as a Prime Contractor. The Northrop Payload Business shall not provide, disclose, or otherwise make available to the S&E Business any non-public information of any Prime Contractor. All non-public information that a Prime Contractor provides to the Northrop Payload Business shall be used only in Northrop’s capacity as a Payload supplier; provided, however, that the provisions of this paragraph shall not apply if the owner of the information consents to a broader lawful use of that information;

(5)  shall within fifteen (15) business days of the closing of the transaction, submit a detailed plan for maintaining the Northrop Payload Business separate and apart from the S&E Business to the General Counsel of the DoD and the Assistant Attorney General in charge of the Antitrust Division, and the Assistant Attorney General in charge of the Antitrust Division, in consultation with the General Counsel of the DoD, shall in his sole discretion make changes to such plan to ensure compliance with the terms of this Final Judgment; and

(6)  provided, that nothing in this Final Judgment shall require a separation of Northrop’s Payload team and the team for the S&E Business at the implementation stage of a Program that has been awarded to Northrop at the Prime and Payload level.

G.    Northrop shall inform all personnel of both the Northrop Payload Business and the S&E Business of the terms and requirements of this Final Judgment and require all personnel to adhere to such provisions.

H.    When this Final Judgment places time limits on certain actions by the Compliance Officer and the Secretary of the Air Force, such limits may be modified by mutual agreement between the Compliance Officer or the Secretary of Air Force and Northrop.

I.    (1) Northrop shall bear all its costs of monitoring, complying with, or enforcing this Final Judgment, and all such reasonable costs of the DoD arising solely from monitoring, complying with, or enforcing this Final Judgment, excluding the salaries and benefits of United States government employees, and including but not limited to, the costs of the Compliance

Officer and the costs associated with the retention of third parties to assist the Compliance Officer.

(2)  Northrop shall not charge to the DoD, either directly or indirectly, any costs of DoD referred to in Section IV.I(1). Northrop shall not charge to DoD, either directly or indirectly, any of Northrop’s costs, referred to in Section IV.I(1), including any remedial costs, as defined by Section IV.I(3); provided, however, that costs referred to in Section IV.I(1) incurred by Northrop, other than remedial costs, associated with normal business activities that could reasonably have been undertaken by Northrop in the absence of this Final Judgment are not subject to the charging restrictions of this Section IV.I(2), whether or not such activities are affected by this Final Judgment; and further provided that, in the event that the Antitrust Division seeks to have the Court find Northrop in contempt or impose civil penalties and the conduct at issue is held by the Court to be compliant with the non-discrimination provisions of this Final Judgment, the remedial costs disallowed pursuant to this Section may be charged to DoD.

(3)  remedial costs are those costs, incurred by Northrop, relating directly to the administration of measures to remedy conduct of Northrop in violation of this Final Judgment, where the following conditions are met:

(a)  the conduct of Northrop was not undertaken pursuant to prior written direction or approval of the Compliance Officer;

(b)  the Secretary of the Air Force has taken action in accordance with Sections IV.A(2) or IV.B(2) indicating concurrence with the Compliance Officer’s conclusion that Northrop has engaged in conduct in violation of this Final Judgment with respect to a United States Government Satellite Program; and

(c)  said costs are incurred after the date of the Secretary of the Air Force’s action.

V.    Appointment of Compliance Officer

To effect the procedures set forth in this Final Judgment, the Secretary of Defense shall appoint a Compliance Officer, who shall be an employee of the United States government. The Compliance Officer shall oversee compliance by the defendants with the terms of this Final Judgment, and shall have the power and authority to oversee such compliance and such other powers as this Court deems appropriate.

A.    To perform his duties and responsibilities, and subject to any legally recognized privilege, the Compliance Officer may:

(1)  investigate any complaint or representation made to him or made available to him with respect to any matter arising in relation to or connected with compliance by Northrop with this Final Judgment;

(2)  interview any Northrop personnel, subject to the reasonable convenience of such personnel, without restraint or interference by Northrop;

(3)  during normal business hours, inspect and copy any document in the possession, custody, or control of Northrop;

(4)  during normal business hours, obtain reasonable access to any systems or equipment to which Northrop personnel have access;

(5)  during normal business hours, obtain access to and inspect any physical facility, building, or other premises to which Northrop personnel have access;

(6)  require Northrop to provide compilations of documents, data, and other information to Compliance Officer in such form as the Compliance Officer may direct;

(7)  solicit and accept comments from third parties;

(8)  utilize DoD or other United States government staff as appropriate to assist in the execution of the Final Judgment;

(9)  hire, at the cost and expense of Northrop, a third party (or third parties) to assist in the execution of this Final Judgment, which third party (or third parties) shall be solely accountable to the Compliance Officer, and shall have such duties and responsibilities as determined by the Compliance Officer and that do not exceed the Compliance Officer’s duties and responsibilities as set forth in the Final Judgment; provided, however, that the professional staff (including third party consultants) reporting to the Compliance Officer shall be no larger than ten (10) persons (measured by full-time equivalents), with such maximum to be expanded solely with the permission of the Secretary of the Air Force as necessary to the execution of this Final Judgment; and provided that such professional staff (including third party consultants) shall maintain the confidentiality of business sensitive or proprietary information and documents of Northrop or any other person; and

(10)  advise Northrop as soon as practical of the material nature of assertions or allegations of noncompliance that the Compliance Officer intends to investigate and, within reasonable time limits set by the Compliance Officer, attempt to resolve any deficiencies in Northrop’s performing its obligations under this Final Judgment.

B.    Defendants shall not object to the Compliance Officer chosen by the Secretary of Defense.

C.    Defendants shall use their best efforts to assist the Compliance Officer in accomplishing the procedures established in this Final Judgment. Defendants shall take no action to interfere with or to impede the Compliance Officer’s accomplishment of these procedures.

D.    Defendants shall furnish to the Compliance Officer a compliance report, to be submitted as directed by the Compliance Officer, but in any event no less frequently than on an annual basis or more frequently than quarterly. The compliance report shall contain an affidavit that describes the actions defendants have taken and the steps defendants have implemented to comply with the terms of this Final Judgment. The Compliance Officer may direct defendants to include in their report any other information the Compliance Officer deems useful or necessary.

E.    The Compliance Officer shall report in writing on an annual basis to the Secretary of the Air Force, the General Counsel of the DoD, and the Assistant Attorney General in charge of the Antitrust Division a summary of the actions the Compliance Officer has undertaken in performing his duties pursuant to this Final Judgment. Such report shall include any compliance reports submitted by defendants to the Compliance Officer pursuant to Subsection D, above. If the Compliance Officer is unable to perform his duties for whatever reason, the Compliance Officer shall promptly notify the above individuals. The Secretary of Defense shall then appoint another Compliance Officer. The Secretary of Defense shall have the sole discretion to replace the Compliance Officer at any time when the Secretary of Defense considers such action appropriate.

F.    If the Compliance Officer has reason to believe that there has been a failure of the defendants to comply with any term of this Final Judgment, he shall notify the Secretary of the Air Force and the General Counsel of the DoD. As soon as practical, the Compliance Officer shall inform Northrop that he has notified the Secretary of the Air Force and the General Counsel of the DoD of the failure and the material nature of the assertion or allegation of noncompliance.

VI.    Compliance

A.    For the purposes of determining or securing compliance with this Final Judgment, or of determining whether the Final Judgment should be modified or vacated, and subject to any legally recognized privilege, from time to time duly authorized representatives of the Antitrust Division, including consultants and other persons retained by plaintiff, shall, upon written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to defendants, be permitted:

(1)  access during defendants’ office hours to inspect and copy, or at plaintiff’s option, to require defendants to provide copies of, all books, ledgers, correspondence, memoranda, accounts, records, and documents in the possession, custody, or control of defendants, relating to any matters contained in this Final Judgment; and

(2)  to interview, either informally or on the record, defendants’ officers, employees, or agents, who may have their individual counsel present, regarding such matters. The interviews shall be subject to the reasonable convenience of the interviewee and without restraint or interference by defendants.

B.    Upon the written request of the Attorney General or of the Assistant Attorney General in charge of the Antitrust Division, defendants shall submit such written reports, under oath if requested, with respect to any matter contained in the Final Judgment and the Stipulation and Order.

C.    No information or documents obtained by the means provided in this Section shall be divulged by a representative of plaintiff to any person other than a duly authorized representative of the Executive Branch of the United States, except in the course of legal proceedings to which the United States is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.

D.    If at the time information or documents are furnished by defendants to plaintiff, defendants represent and identify in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(7) of the Federal Rules of Civil Procedure, and defendants mark each pertinent page of such material, “Subject to claim of protection under Rule 26(c)(7) of the Federal Rules of Civil Procedure,” then ten (10) business days notice shall be given by plaintiff to defendants prior to divulging such material in any legal proceeding (other than a grand jury proceeding) to which defendants are not a party.

E.    When the General Counsel of the DoD has reason to believe that there has been a failure by the defendants to comply with any term of this Final Judgment, the General Counsel of the DoD shall notify the Assistant Attorney General in charge of the Antitrust Division.

F.    The Assistant Attorney General in charge of the Antitrust Division shall have the sole discretion to seek appropriate enforcement of this Final Judgment with the Court, either as the result of a referral or on the Antitrust Division’s own initiative.

VII.    Civil Penalties

The Court may order Northrop to pay a civil penalty of up to $10 million for each violation of this Final Judgment.

VIII.    Retention of Jurisdiction

This Court retains jurisdiction to enable any party to this Final Judgment to apply to this Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Final Judgment, to modify any of its provisions, to enforce compliance, and to punish violations of its provisions.

IX.    Third Party Rights

Nothing in this Final Judgment is intended to confer upon any other persons any rights or remedies of any nature whatsoever hereunder or by reason of this Final Judgment.

X.    Expiration of Final Judgment

This Final Judgment shall expire seven (7) years from the date of entry; provided that, before the expiration of this Final Judgment, plaintiff, after consultation with DoD, may petition the Court to extend the Final Judgment for a period of up to three (3) years. In no event shall the terms of this Final Judgment exceed a period of ten (10) years.

XI.    Public Interest Determination

Entry of this Final Judgment is in the public interest.

Date:

Court approval subject to procedures of Antitrust Procedures and Penalties Act, 15 U.S.C. § 16

United States District Judge

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